      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1999

                                                     REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              SCHUFF STEEL COMPANY
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

              DELAWARE                                      86-0318760
    (STATE OR OTHER JURISDICTION                         (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                                   ----------

                 1841 W. BUCHANAN STREET, PHOENIX, ARIZONA 85009
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

                                   ----------

                              SCHUFF STEEL COMPANY
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                              (FULL TITLE OF PLAN)


                                 SCOTT A. SCHUFF
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              SCHUFF STEEL COMPANY
                             1841 W. BUCHANAN STREET
                             PHOENIX, ARIZONA 85009
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (602) 252-7787
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                       PROPOSED       PROPOSED
                                       MAXIMUM        MAXIMUM
    TITLE OF          AMOUNT           OFFERING      AGGREGATE       AMOUNT OF
   SECURITIES          TO BE            PRICE         OFFERING     REGISTRATION
TO BE REGISTERED    REGISTERED(1)    PER SHARE(2)     PRICE(2)          FEE
--------------------------------------------------------------------------------
Common Stock          200,000           $6.00        $1,200,000       $333.60
$0.001 par value
================================================================================


(1) In the event of a stock split, stock dividend or similar transaction involving the Registrant's Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933 (the "Securities Act"), on the basis of the average of the high and low prices of the Registrant's Common Stock on June 25, 1999.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part I, Items 1 and 2, will be delivered to participants in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents have been filed by Schuff Steel Company (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and are hereby incorporated by reference into this Registration Statement:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

      (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999; and

      (c) The description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A, dated June 17, 1997, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES. Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability for payments of dividends or stock purchases or redemptions in violation of Section 174 of the Delaware General

Corporation Law; or (iv) any transaction from which the director derived an improper personal benefit. In addition, the Company's Certificate of Incorporation provides that the Company shall to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is a party, or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee") against expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties paid in connection with the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as otherwise provided with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding or part thereof was authorized by the board of directors of the Company.

      The right to indemnification set forth above includes the right to be paid by the Company the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred herewith are contract rights and continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and inures to the benefit of the Indemnitee's heirs, executors and administrators.

      The Delaware General Corporation Law provides that indemnification is permissible only when the director, officer, employee, or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The Delaware General Corporation Law also precludes indemnification in respect of any claim, issue, or matter as to which an officer, director, employee, or agent shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

ITEM 8. EXHIBITS.

Exhibit No.   Description
-----------   -----------
   4.1        Certificate of Incorporation of the Registrant(1)

   4.2 Certificate of Amendment of Certificate of Incorporation of the Registrant(1)

   4.3        Bylaws of the Registrant(1)

   4.4        Schuff Steel Company 1999 Employee Stock Purchase Plan(2)

   5          Opinion of Snell & Wilmer L.L.P.

   23.1       Consent of Ernst & Young LLP, Independent Auditors

   23.2       Consent of Snell & Wilmer L.L.P.

   24         Power of Attorney (included in signature page)

-----------

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-26711, effective June 26, 1997).

(2) Incorporated by reference to the Registrant's Notice and Proxy Statement for its 1999 Annual Meeting of Stockholders.

ITEM 9. UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on July 2, 1999.

                                       SCHUFF STEEL COMPANY, a Delaware
                                       corporation

                                       By: /s/ Scott A. Schuff
                                           -------------------------------------
                                           Scott A. Schuff
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

      We, the undersigned officers and directors of Schuff Steel Company, hereby severally constitute and appoint Scott A. Schuff and Kenneth F. Zylstra, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names and in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Schuff Steel Company to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature             Title                              Date
------------------             -----                              ----
/s/ David A. Schuff            Chairman of the Board of           July 2, 1999
-----------------------        Directors
David A. Schuff

/s/ Scott A. Schuff            President, Chief Executive         July 2, 1999
-----------------------        Officer and Director
Scott A. Schuff                (Principal Executive Officer)

/s/ Kenneth F. Zylstra         Vice President, Chief              July 2, 1999
-----------------------        Financial Officer and
Kenneth F. Zylstra             Director
                               (Principal Financial and
                               Accounting Officer)

/s/ Edward M. Carson           Director                           July 2, 1999
-----------------------
Edward M. Carson

/s/ Dennis DeConcini           Director                           July 2, 1999
-----------------------
Dennis DeConcini

/s/ H. Wilson Sundt            Director                           July 2, 1999
-----------------------
H. Wilson Sundt

                                  EXHIBIT INDEX


Exhibit Number          Description                   Page or Method of Filing
--------------          -----------                   ------------------------
4.1                     Certificate of                Incorporated by
                        Incorporation of the          reference to the
                        Registrant                    Registrant's
                                                      Registration Statement
                                                      on Form S-1
                                                      (Registration No.
                                                      333-26711, effective
                                                      June 26, 1997).

4.2                     Certificate of Amendment      Incorporated by
                        of Certificate of             reference to the
                        Incorporation of the          Registrant's
                        Registrant                    Registration Statement
                                                      on Form S-1
                                                      (Registration No.
                                                      333-26711, effective
                                                      June 26, 1997).

4.3                     Bylaws of the Registrant      Incorporated by
                                                      reference to the
                                                      Registrant's
                                                      Registration Statement
                                                      on Form S-1
                                                      (Registration No.
                                                      333-26711, effective
                                                      June 26, 1997).

4.4                     Schuff Steel Company          Incorporated by
                        1999 Employee Stock           reference to the
                        Purchase Plan                 Registrant's Notice
                                                      and Proxy Statement
                                                      for its 1999 Annual
                                                      Meeting of
                                                      Stockholders.

5                       Opinion of Snell &            Filed herewith
                        Wilmer L.L.P.

23.1                    Consent of Ernst & Young      Filed herewith
                        LLP, Independent Auditors

23.2                    Consent of Snell &            Included in Exhibit 5
                        Wilmer L.L.P.

24                      Power of Attorney             Included in Signature Page


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